SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC 20549
                             -------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 7, 1999
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                                 United Televison, Inc.
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                 (Exact name of registrant, as specified in charter)

  Delaware                         1-8411                     41-0778377
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(State of                        (Commission                 (IRS Employer
Incorporation)                    File No.)               Identification No.)

132 South Rodeo Drive--4th Fl.
Beverly Hills CA                                                 90212
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(Address of principal                                         (Zip Code)
executive offices)

Registrant's telephone number, including area code (310) 281-4844
                                                   ---------------

                               Not applicable
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        (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets.

     On July 7, 1999, the registrant purchased the tangible personal property, licenses, including Federal Communications Commission licenses, books and records, programming obligations, accounts receivable and facilities site lease and broadcasting tower lease of television station WRBW-TV, Orlando, Florida, from Rainbow Broadcasting Limited Partnership, a Florida limited partnership. The registrant paid $60,000,000 plus a net amount of $8,174,000 related to the purchase of receivables, assumption of programming contracts and other adjustments from its own funds. The registrant is obligated for possible future consideration relating to the purchase of up to $25,000,000. The purchase price was determined by arms-length bargaining. The assets were used by the sellers to operate a television broadcasting station, and the registrant will use them for the same purpose.


Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.


         (c)  Exhibits.

              The registrant is filing herewith the exhibits listed on the
Exhibit Index.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized.


                                     UNITED TELEVISION, INC.




Date: August 10, 1999                By: Garth S. Lindsey
                                         -------------------------
                                         Executive Vice President
                                         and Chief Financial Officer


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                                EXHIBIT INDEX

Exhibit No.        Exhibit
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10.1               Asset Purchase Agreement, dated October 7, 1997,
                   between registrant and Rainbow Broadcasting Limited
                   Partnership